UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ARCA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ARCA BIOPHARMA, INC.

8001 Arista Place, Suite 430

Broomfield, Colorado 80021

April 5, 2012

Dear Stockholders of ARCA biopharma, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of ARCA biopharma, Inc., a Delaware corporation (the “Company” or “ARCA”). The meeting will be held on Friday, May 25, 2012 at 9:00 a.m. local time at the Renaissance Boulder Flatiron Hotel, 500 Flatiron Boulevard, Broomfield, CO 80021.

The matters scheduled to be considered at the meeting are (1) to elect the Board’s nominees, Dr. Burton E. Sobel and Dr. Jean-François Formela, to the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders, (2) to ratify the selection by the Board of Directors of KPMG LLP (KPMG) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012 and (3) to conduct any other business properly brought before the meeting. These items of business are more fully described in this proxy statement that you are encouraged to read in its entirety.

In accordance with the Securities and Exchange Commission (“SEC”) rule (“Notice and Access Rule”) that allows companies to furnish their proxy materials (including the form of proxy, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 27, 2012) over the Internet, we intend to send a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 13, 2012 to our stockholders of record as of March 28, 2012. We will also provide access to our proxy materials over the Internet by April 13, 2012. As a result of the Notice and Access Rule, all stockholders receiving the Notice have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive proxy materials electronically by e-mail.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the Annual Meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

CHRISTOPHER OZEROFF

Secretary, Senior Vice President and General Counsel

ARCA BIOPHARMA, INC.

8001 Arista Place, Suite 430

Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2012

Notice is hereby given that the Annual Meeting of Stockholders of (the “Annual Meeting”) ARCA biopharma, Inc., a Delaware corporation (the “Company” or “ARCA”) will be held on Friday, May 25, 2012 at 9:00 a.m. local time at the Renaissance Boulder Flatiron Hotel, 500 Flatiron Boulevard, Broomfield, CO 80021 for the following purposes:

1.	To elect the Board’s nominees, Dr. Burton E. Sobel and Dr. Jean-François Formela, to the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders.

2.	To ratify the selection by the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is March 28, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors:

CHRISTOPHER OZEROFF

Secretary, Senior Vice President and General Counsel

BROOMFIELD, CO

APRIL 5, 2012

Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on March 28, 2012 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about April 13, 2012.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the annual meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

ARCA BIOPHARMA, INC.

8001 Arista Place, Suite 430

Broomfield, Colorado 80021

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2012

This proxy statement (this “Proxy Statement”) is being furnished to holders of ARCA biopharma, Inc. (sometimes referred to as the “Company,” “ARCA,” “we,” “us,” and “our”) common stock, par value $0.001 per share (the “Common Stock”). Proxies are being solicited on behalf of the Board of Directors of ARCA (the “Board of Directors”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 25, 2012 at 9:00 a.m. local time at the Renaissance Boulder Flatiron Hotel, 500 Flatiron Boulevard, Broomfield, CO 80021 and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

ARCA is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials (including the form of proxy, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 27, 2012 (the “2011 Annual Report”), collectively, the “Proxy Materials”) on or about April 13, 2012. We will also provide access to our Proxy Materials over the Internet by April 13, 2012. By furnishing the Notice to our stockholders of record, you will not receive a printed copy of the Proxy Materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet, by toll-free number or in person at the Annual Meeting. Subsequent to receiving the Notice, all stockholders have the ability to access the Proxy Materials over the Internet and request to receive a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

All stockholders may view and print ARCA’s proxy statement and the 2011 Annual Report, which are available at www.arcabiopharma.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of the Proxy Materials on the Internet?

As described above, pursuant to rules adopted by the SEC, we have elected to provide access to the Proxy Materials over the Internet. Accordingly, on or about April 13, 2012, we expect to send the Notice to ARCA’s stockholders of record. The Board of Directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice or request to receive a printed or electronic set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice.

How do I attend the Annual Meeting?

The meeting will be held on Friday, May 25, 2012 at 9:00 a.m. local time at the Renaissance Boulder Flatiron Hotel, 500 Flatiron Boulevard, Broomfield, CO 80021. Directions to the annual meeting may be found at www.arcabiopharma.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 12,182,999 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2012 your shares were registered directly in your name with ARCA’s transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below or return the proxy card we may mail to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 28, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of selection by the Board of Directors of KPMG as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 1:00 a.m. Mountain Time on May 25, 2012 to be counted.

•

To vote through the Internet, go to http://www.investorvote.com/ABIO to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 1:00 a.m. Mountain Time on May 25, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from ARCA. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your access to the Internet, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of KMPG as the Company’s independent auditor for the fiscal year 2012. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to ARCA’s Secretary at 8001 Arista Place, Suite 430, Broomfield, CO 80021.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or the internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2012, to ARCA’s Secretary at 8001 Arista Place, Suite 430, Broomfield, CO 80021. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by no earlier than February 24, 2013 and no later than March 26, 2013. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and, for the first time, under a new amendment to the NYSE rules, elections of directors, even if not contested.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2 to ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2012 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 12,182,999 shares outstanding and entitled to vote. Thus, the holders of 6,091,500 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

EXPLANATORY NOTE

The Company, a Delaware Corporation formerly known as Nuvelo, Inc., completed a merger transaction on January 27, 2009, with ARCA biopharma, Inc., a Delaware Corporation (“ARCA Colorado”), in which ARCA Colorado became a subsidiary of the Company, and ARCA Colorado shareholders acquired a majority of the outstanding stock of the Company. The Company then changed its name to ARCA biopharma, Inc. These transactions are referred to herein as the “merger.” Unless the context otherwise requires or as otherwise stated herein, all references herein to the “Company,” “ARCA,” “we,” “us” and “our” refer to ARCA Colorado prior to the completion of the merger and to ARCA biopharma, Inc. following the completion of the merger and the name change, and all references to “Nuvelo” refer to Nuvelo, Inc. prior to the completion of the merger and the name change.

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes to provide for staggered terms and that each director will serve for a term of three years or less, depending on the class to which the Board of Directors has assigned a director not previously elected by the stockholders. There are currently two Class II directors, whose terms expire at the annual stockholders’ meeting in 2014, two Class III directors, whose terms expire at the annual stockholders’ meeting in 2012, and two Class I directors whose terms expire at the annual stockholders’ meeting in 2013. The Board of Directors has nominated two Class III directors, Dr. Burton E. Sobel and Dr. Jean-François Formela, for election to the Board of Directors, each for a three-year term ending on the date of the annual meeting in 2015 or until a successor is duly elected and qualified or appointed. There are currently no vacancies on the Board. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The Company may also reduce the size of the Board by resolution adopted by the affirmative vote of a majority of the directors.

If elected at the Annual Meeting, each of these nominees would serve until the 2015 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of the Company’s directors then on the Board, except Mr. Richard B. Brewer and Dr. Jean-François Formela, attended the 2011 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Director Qualifications and Diversity

The below paragraphs provide information as of the date of this proxy statement about each nominee and current members of the Board of Directors, including age, all positions currently held, principal occupation and business experience for the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that such director or nominee should be able to serve as a director, the Board also believes that all of the directors and nominees have a reputation of integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment as well as a commitment to service to ARCA and the Board.

Our Nominating and Corporate Governance Committee considers diversity in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Such Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. ARCA believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Jean-François Formela, M.D.

Dr. Formela, age 55, has served as a member of Company’s Board of Directors since the merger with Nuvelo. Dr. Formela had also served as a director of ARCA Colorado from February 2006 until the merger. Dr. Formela is a Partner of and joined Atlas Venture in 1993 to help build the U.S. Life Sciences franchise. Previously, he was Senior Director, Medical Marketing and Scientific Affairs at Schering-Plough Corporation , a worldwide pharmaceutical company, in the U.S. During his tenure there, he was responsible for the marketing of Intron A, Schering-Plough’s alpha-interferon. In his last position at Schering-Plough, Dr. Formela directed the U.S. Phase IV studies in all therapeutic areas, as well as the health economics and biotechnology pre-marketing groups. As a medical doctor, Dr. Formela practiced emergency medicine at Necker University Hospital in Paris. Since joining Atlas Venture, Dr. Formela has been involved in the formation of companies such as Adnexus, Archemix, ArQule, Aureon Laboratories, Cellzome, deCODE, Exelixis, MorphoSys, NxStage, Resolvyx Pharmaceuticals, and SGX Pharmaceuticals. He was also an investor in Achillion and Nuvelo and director of biochem pharma and Novexel. In the past five years, Dr. Formela has served on the Boards of Directors of Achillon Pharmaceuticals, Inc., SGX Pharmaceuticals, Inc., NxStage Medical, Inc., deCODE genetics and Horizon Pharma, Inc. Dr. Formela received his M.D. from Paris University School of Medicine, and his M.B.A. from Columbia University. Dr. Formela is an appropriate member of the Company’s Board of Directors, given his medical background, his extensive experience in the pharmaceutical industry, and his extensive experience as an investor in and board member of new biotechnology and pharmaceutical companies. Dr. Formela also has extensive experience with, and knowledge of ARCA’s business, having been on the Board of ARCA Colorado since 2006, and on the Board and a Committee member of the Company since January 2009.

Burton E. Sobel, M.D.

Dr. Sobel, age 74 has served as a member of the Company’s Board of Directors since the merger with Nuvelo and as a member of Nuvelo’s Board of Directors since September 2004. Since June 2005, Dr. Sobel has served as Professor of Medicine and Biochemistry at the University of Vermont and Fletcher Allen Health Care, where he formerly served as Chair of the Department of Medicine from 1994 to June 2005. Dr. Sobel served as Senior Counsel to the Executive Dean of the University of Vermont College of Medicine and to the Executive Vice President of Fletcher Allen Health Care from 1996 to 1998. From 1994 to 1996, Dr. Sobel served as Professor of Medicine at Washington University in St. Louis, Missouri. In the last five years, Dr. Sobel has also served on the Boards of Directors of Ariad Pharmaceuticals, Inc., Clinical Data, Inc., New River Pharmaceuticals, Inc. and Intrexon, Inc. Dr. Sobel received his M.D. from the Harvard Medical School, magna cum laude, and his A.B. from Cornell University. Dr. Sobel is an appropriate member of the Company’s Board of Directors, given his medical training, his background in cardiovascular research, and his experience in cardiovascular drug development. Dr. Sobel also has extensive experience with, and knowledge of ARCA’s business, having been on the Board and Committees of Nuvelo, Inc. prior to the merger, and on the Board and Committees of the Company since January 2009.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Linda Grais, M.D.

Dr. Grais, age 55, has served as a member of the Company’s Board of Directors since the merger with Nuvelo in January 2009. Before the merger, Dr. Grais had served as a director of ARCA Colorado since May 2007. Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX

Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. Dr. Grais is an appropriate nominee to the Company’s Board of Directors because of her diverse training and experience as both a medical doctor and a lawyer, her experience as a founder and senior executive of a pharmaceutical company, and her experience as an investor in new life sciences companies. She also has extensive experience with and knowledge of the Company’s business from her service on the Board of ARCA Colorado since 2007, and her service as a Board and Committee member for the Company since January 2009.

John L. Zabriskie, Ph.D.

Dr. Zabriskie, age 72, has served as a member of the Company’s Board of Directors since the merger with Nuvelo in January 2009. Before the merger, Dr. Zabriskie had served as a director of ARCA Colorado since March 2005. Dr. Zabriskie is Co-Founder and Director of PureTech Ventures, LLC, a firm that co-founds life science companies, and the past Chairman of the Board, Chief Executive Officer, and President of NEN Life Science Products, Inc., a supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products in July 1997, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. He currently serves on the Board of Directors of Array BioPharma Inc., Kellogg Co. and Puretech Ventures. As part of a member of the Board of Directors for Kellogg Co., Dr. Zabriskie has served on the audit committee for the past ten years. Within the past five years, Dr. Zabriskie has also served on the Board of Directors of Momenta Pharmaceuticals, Inc. and MacroChem Corporation. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester. Dr. Zabriskie is an appropriate nominee to the Company’s Board of Directors due to his extensive experience in the pharmaceutical industry, including senior management experience up to the level of president and chief executive officer of significant public companies, as well as his experience on the boards of directors of public companies, including service on audit committees. Dr. Zabriskie also has extensive experience with and knowledge of the Company’s business from his service on the Board of ARCA Colorado since 2005, his service as a Board member and Chairman of the Audit Committee of the Company since January 2009, and his service as a member of the Compensation Committee since March 2011.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Richard B. Brewer

Mr. Brewer, age 61, has served as a director since the merger with Nuvelo and currently serves as the Company’s Chairman of the Board of Directors. Mr. Brewer also served as the Company’s President and Chief Executive Officer from the date of the merger with Nuvelo until July 2009. Mr. Brewer also served as the President and Chief Executive Officer and a director of ARCA Colorado from November 2006 until the merger. Prior to joining ARCA Colorado, from January 2003, Mr. Brewer was Managing Partner of Crest Asset Management, a management advisory and investment firm, where he provided guidance to and invested in biotechnology opportunities. Before that, Mr. Brewer was President and Chief Executive Officer of Scios, Inc, a biopharmaceutical company. Before Scios, Mr. Brewer served as Chief Operating Officer of Heartport, a cardiovascular device company developing minimally invasive approaches to major heart surgery. Prior to that, he spent over a decade at Genentech in various management positions, including Senior Vice President of Sales and Marketing and Senior Vice President of Genentech Europe and Canada. Mr. Brewer was appointed Executive Chairman of the Board of Directors of Nile Therapeutics on July 21, 2010. Mr. Brewer also currently serves as a director of Dendreon Corporation and SRI International, an independent, non-profit research group. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Mr. Brewer is an appropriate member of the Company’s Board of Directors, given his extensive experience in the biotechnology and pharmaceutical industries, including cardiovascular-focused companies, and including senior management experience up to the level of president and chief executive officer of a public, cardiovascular-focused, pharmaceutical company. Mr. Brewer also has extensive experience with, and knowledge of ARCA’s business, as the former President and Chief Executive Officer of both ARCA and ARCA Colorado, and as a Board member of ARCA Colorado since 2006, of the Company since January 2009, and as its current Chairman.

Michael R. Bristow, M.D., Ph.D.

Dr. Bristow, age 67, has served as the Company’s President and Chief Executive Officer since July 2009. Prior to that time, Dr. Bristow served as the Company’s Chief Science and Medical Officer and a director since the merger with Nuvelo. Dr. Bristow has also served as a director of ARCA Colorado since November 2006. Dr. Bristow was one of the founders of ARCA Colorado in September 2004, and served as its Chairman and Chief Executive Officer from that date until he was appointed to the position of Chief Science and Medical Officer in November 2006. Dr. Bristow is a Professor of Medicine and the former Head of Cardiology at the University of Colorado Health Sciences Center, where he has been since October 1991. Dr. Bristow was one of the founders of Myogen, Inc., a cardiovascular therapeutics company, and served as Myogen’s Chief Science and Medical Officer from October 1996 to February 2006 and as a Scientific Advisor to Myogen from February 2006 until the acquisition of Myogen by Gilead Sciences, Inc. in November 2006. Dr. Bristow is an appropriate member of the Company’s Board of Directors given his extensive experience and expertise as a cardiologist, medical researcher and drug developer in the field of cardiovascular medicine, and heart failure specifically, and his experience as a founder and manager of a cardiovascular-focused, public pharmaceutical company. Dr. Bristow also has extensive experience with and knowledge of ARCA’s business, as the founder and former Chief Science and Medical Officer of ARCA Colorado, and the current President and Chief Executive Officer of ARCA, and as a Board member of ARCA Colorado since 2005, and of the Company since January 2009.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Formela, Dr. Grais, Dr. Sobel and Dr. Zabriskie. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Bristow, the Company’s President and Chief Executive Officer and Mr. Brewer, the Company’s former President and Chief Executive Officer are not independent directors by virtue of their relationship or former relationship with the Company.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by Mr. Richard Brewer. The Board has also appointed Dr. Linda Grais as Lead Independent Director.

The Company separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The Company believes that the CEO should be responsible for the day to day leadership and performance of the Company, while the Chairman of the Board should set the strategic direction and provide guidance to the CEO. The Chairman also sets the agenda for Board meetings and presides over them. Mr. Brewer is the Company’s former Chief Executive Officer and is uniquely positioned to understand the detailed operations of the Company as well as provide the leadership to help to develop strategy. As CEO, Dr. Bristow is then able to implement the strategic initiatives and business plans approved by the Board.

Because Mr. Brewer, the Chairman, is not “independent,” the Board appointed Dr. Linda Grais as Lead Independent Director to help reinforce the independence of the Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to the Chief Executive Officer and Board Chair. The Lead Independent Director is empowered to coordinate the activities of the other independent directors and perform such other duties and responsibilities as the Board may determine, including: scheduling and presiding over regular meetings of the independent directors; serving as principal liaison between the Chairman of the Board and the independent directors; providing the Chairman with input as to the preparation of the agendas for Board; providing the Chairman with input as to the information submitted by the Company’s management in order for the independent directors to perform their duties; making recommendations to the Board on behalf of the independent directors; and undertaking such further responsibilities that the independent directors as a whole may designate to the Lead Independent Director from time to time.

In addition, the Company believes that the Lead Independent Director can effectively coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the Lead Independent Director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the Lead Independent Director is well positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

ROLE OF THE BOARD IN RISK OVERSIGHT AND RISK MANAGEMENT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while the Board is responsible for monitoring and assessing strategic risk exposure, the audit committee has the responsibility to consider and discuss the major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of ARCA’s accounting and financial reporting processes. The nominating and corporate governance committee monitors the effectiveness of the corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The compensation committee assesses and monitors whether any compensation policies and programs have the potential to encourage excessive risk-taking. The entire Board and its Committees address risk management issues from time-to-time and at least annually meet with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during the 2011 fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which s/he served, held during the portion of the last fiscal year for which s/he was a director or committee member. The independent members of the Board met separately as a group in connection with each of the four regularly scheduled meetings in 2011.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2011, for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Dr. Michael Bristow
Mr. Richard Brewer
Dr. Jean-François Formela			X
Dr. Burton E. Sobel**	X				X	*
Dr. John L. Zabriskie***	X	*	X
Dr. Linda Grais****	X		X	*	X

Total meetings in fiscal 2011	4		4		4

*	Current Committee Chairperson
**	Effective May 20, 2011, Dr. Sobel was elected to serve as chair of the Nomination and Corporate Governance Committee Chairperson
***	Effective March 29, 2011, Dr. Zabriskie was elected to serve on the Compensation Committee.
****	Effective March, 29, 2011, Dr. Grais was elected to serve as Compensation Committee Chairperson.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three directors: Dr. Zabriskie (chair), Dr. Grais, and Dr. Sobel. The Audit Committee met four times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.arcabiopharma.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has also determined that Dr. Zabriskie qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Zabriskie’s level of knowledge and experience based on a number of factors, including his prior experience, business acumen and independence.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Dr. John Zabriskie

Dr. Burton Sobel

Dr. Linda Grais

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Linda Grais (chair), Dr. Jean-François Formela, and Dr. John Zabriskie. All members of the Compensation Committee are independent, as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee met four times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.arcabiopharma.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

overseeing succession planning for senior management of the Company, including a review of the performance and advancement potential of current and future senior management and succession plans for each and recommending, as appropriate, the retention of potential succession candidates;

•	assessing the overall compensation structure of the Company and evaluating and recommending changes to the Company’s compensation philosophies and strategies;

•	reviewing and approving performance-based compensation plans or programs, including establishing goals and targets, applicable to the Chief Executive Officer and other members of the management team;

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•

administering, reviewing, and approving all executive compensation programs or plans, and all of the Company’s incentive compensation and stock plans and awards thereunder of the Company, including amendments to the programs, plans or awards made thereunder;

•

preparing and discussing with the Company’s management the Compensation Discussion and Analysis, or the CD&A, if required to be included in the Company’s annual meeting proxy statement and recommending to the Board that the CD&A be included in the annual meeting proxy statement, to the extent required; and

•	preparing and approving the Report of the Compensation Committee to be included as part of the Company’s annual meeting proxy statement, to the extent required.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets on a regular basis as it deems appropriate. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In early 2009, the Compensation Committee retained the services of a compensation consultant, Compensia, to assist the Compensation Committee in assessing ARCA’s equity and cash compensation to all employees. In February 2009, the Company’s Board of Directors and Compensation Committee completed a review of the Company’s executive compensation in light of general market conditions in the life science industry and the completion of the merger with Nuvelo, pursuant to which the management of ARCA became the management of the Company. Compensia assisted in this review. As part of this review process, Compensia identified a peer group of pre-revenue generating biotechnology companies that had become public companies prior to the middle of 2006. This peer group included Acadia Pharmaceuticals, Alexza Pharmaceuticals, Allos Therapeutics, Array Biopharma, Cytokinetics, Cytori Therapeutics, Dendreon, Geron, Incyte, Intermune, Neurocrin Biosciences and Pain Therapeutics. No other services were retained from compensation consultants.

In setting 2009 base salary and cash bonus award amounts for the ARCA Named Executive Officers, the Compensation Committee analyzed the peer group data and targeted cash compensation in the 50th percentile of cash compensation paid to similarly situated executive officers within the peer group. In 2010, the Compensation Committee reassessed these salary determinations in light of the Company’s financial condition and current market conditions, and adjusted these salaries accordingly. The Board recommended and approved no increases in salaries for executive officers for the fiscal year 2010, except for an increase in salary for the Chief Financial Officer. In early 2011, the Board recommended and approved three percent increases to executive officer salaries for the fiscal year 2011. In early 2012, the Compensation Committee determined not to increase executive salaries in light of Company financial status and uncertainty regarding the timing or nature of Company financing activities.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.

The Committee reviews and approves the compensation of the Chief Executive Officer and the other executive officers of the Company, including annual base salaries, annual and long-term incentive or bonus awards, employment agreements, and severance and change in control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. The Committee evaluates the performance of the Chief Executive Officer in light of Company and individual goals and objectives, and makes appropriate recommendations for improving performance. In performing the evaluation, the Chair of the Committee may solicit comments from the other non-employee members of the Board and lead the Board in an overall review of the Chief Executive Officer’s performance in an executive session of non-employee Board members. If the compensation for the Chief Executive Officer or any other executive officer is governed by an employment agreement, the Committee approves such employment agreement and any amendments thereto.

For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board of Directors, making recommendations to the Board regarding compensation for Board and Committee service, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is composed of two directors: Dr. Sobel (Chair), and Dr. Grais. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met four times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and www.arcabiopharma.com.

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvasses its members and the Company’s management team for potential members of the Board of Directors. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board regularly apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made. Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of each potential member, such as the potential member’s area of expertise, education, and professional background, experience in corporate governance, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance

Committee. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes it is essential that Board members come from a variety of backgrounds and experiences. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee addressed to the Corporate Secretary, between 60 and 90 days before the anniversary date of ARCA’s last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the recommending stockholder is a beneficial or record owner of ARCA’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock.

In 2011, the Nominating and Corporate Governance Committee did not pay any fees to anyone to assist in the process of identifying or evaluating director candidates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by mail or e-mail as specifically set forth on ARCA’s website at www.arcabiopharma.com, under the section titled, “Investors” and the subsection titled “Corporate Governance”.

CODE OF ETHICS

The Company has adopted the ARCA biopharma, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.arcabiopharma.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website and file any current report on Form 8-K required by applicable law or NASDAQ listing standards.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG audited the Company’s 2009, 2010 and 2011 fiscal year financial statements as well. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed, or expected to be billed, to the Company for the fiscal year ended December 31, 2011 and December 31, 2010 by KPMG, the Company’s independent registered public accounting firm.

	Fiscal Year Ended 2011	Fiscal Year Ended 2010
Audit Fees (1)	$172,759	$134,000
Audit-related Fees	—	—
Tax Fees (2)	$16,500	$32,500
All Other Fees	—	—

Total Fees	$189,259	$166,500

(1)	Audit Fees include fees for the (i) audit of the consolidated financial statements included in our Form 10-K for our fiscal years ended December 31, 2010 and December 31, 2011, (ii) review of interim consolidated financial statements included on Forms 10-Q and (iii) attest, consent and review services normally provided by the accountant in connection with SEC filings.
(2)	Tax fees include fees for services rendered for tax compliance, tax advice and tax planning.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The above services performed by the independent registered public accounting firm were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services that the independent registered public accounting firm may perform. The policy also requires that the independent registered public accounting firm provide in writing:

•	an annual description of all relationships between the auditor and the client that may reasonably be thought to bear on independence;

•	confirm that, in the auditor’s professional judgment, the auditor is independent of the client under SEC requirements;

•	discuss with the Audit Committee the auditor’s independence and the potential effects on its independence of performing any non-audit related services.

The services expected to be performed by the independent registered public accounting firm during the subsequent fiscal year are presented to the Audit Committee for pre-approval. Any pre-approval describes in writing the particular service or category of services.

Requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other two members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

The report of independent registered public accountant, KPMG, on the consolidated financial statements of the Company for the year ended December 31, 2011, included in the Form 10-K filed with the SEC on March 27, 2012 states that the Company’s recurring losses from operations, dependence upon raising additional funds from strategic transactions, sales of equity, and/or issuance of debt, and the uncertainty surrounding the Company’s ability to consummate such transactions, raise substantial doubt about the Company’s ability to continue as a going concern. KPMG’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 26, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner (1)	Number of Shares	Percent of Total
Directors and Named Executive Officers
Michael R. Bristow, M.D., Ph.D. (2)	322,944	2.6%
Patrick M. Wheeler (3)	65,149	*
Christopher D. Ozeroff (4)	53,224	*
Richard B. Brewer (5)	278,174	2.2%
Jean-Francois Formela, M.D. (6)	1,353,279	11.0%
Linda Grais, M.D. (7)	15,667	*
Burton Sobel, M.D. (8)	18,542	*
John L. Zabriskie, Ph.D. (9)	64,562	*
All current directors and executive officers as a group (8 persons)	2,171,541	17.2%

5% Stockholders
Atlas Venture Fund VII, L.P. (10)	1,337,612	10.9%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Applicable percentages are based on 12,182,999 shares outstanding on March 26, 2012. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 26, 2012, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 8001 Arista Place, Suite 430, Broomfield, CO 80021.
(2)	Includes options to purchase 42,873 shares that are exercisable within 60 days of March 26, 2012.
(3)	Includes options to purchase 61,811 shares that are exercisable within 60 days of March 26, 2012.
(4)	Includes options to purchase 11,466 shares that are exercisable within 60 days of March 26, 2012.
(5)	Includes options to purchase 194,684 shares that are exercisable within 60 days of March 26, 2012.
(6)	Includes the following owned directly by Atlas Venture Fund VII, L.P. (“AV VII”): (a) 1,262,163 shares and (b) 75,449 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. Atlas Venture Associates VII, L.P. (“AVA VII LP”) is the general partner of AV VII. Atlas Venture Associates VII, Inc (“AVA VII Inc.”) is the general partner of AVA VII LP. Each AVA VII LP and AVA VII Inc., may also be deemed to beneficially own these shares.

Dr. Formela, a director at AV VII Inc., and one of the Company’s directors may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Each of AV VII, AVA VII LP and AVA VII Inc. disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein. Also includes options to purchase 15,667 shares that are exercisable within 60 days of March 26, 2012. These options were granted to Dr. Formela and the proceeds of any sale of the Company’s common stock issued to Dr. Formela upon the exercise of this option will be transferred to Atlas Venture Advisors, Inc. (“Atlas Advisors”) and therefore Dr. Formela disclaims beneficial ownership of such shares which belong to Atlas Advisors. The address for Dr. Formela is 25 First Street, Suite 303, Cambridge, MA 02141.

(7)	Includes options to purchase 15,667 shares that are exercisable within 60 days of March 26, 2012. As of February 2011, Dr. Grais no longer has voting or investment control over the shares held by Interwest Partners IX, LP.
(8)	Includes options to purchase 18,542 shares that are exercisable within 60 days of March 26, 2012.
(9)	Consists of (a) options to purchase 35,382 shares that are exercisable within 60 days of March 26, 2012, and (b) 29,180 shares owned directly by Lansing Brown Investments, LLC. Dr. Zabriskie, one of the Company’s directors, is the President of Lansing Brown Investments, LLC. Dr. Zabriskie has shared voting and dispositive powers over the shares held by Lansing Brown Investments, LLC. He disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in them.
(10)	Consists of the following owned directly by Atlas Venture Fund VII, L.P., or AV VII, (a) 1,262,163 shares and (b) 75,449 shares issuable upon exercise of a warrant, which warrant is immediately exercisable. AVA VII LP is the general partner of AVA VII. AV VII Inc. is the general partner of AVA VII LP. Each of AV VII, AVA VII LP, and AVA VII Inc. disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein. The address for Atlas Venture Fund VII, L.P. is 25 First Street, Suite 303, Cambridge, MA 02141.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

Set forth below is information regarding each of the executive officers as of March 28, 2012.

Name	Age	Position
Michael R. Bristow, M.D., Ph.D.*	67	President and Chief Executive Officer
Patrick M. Wheeler	42	Chief Financial Officer
Christopher D. Ozeroff	53	Secretary, Senior Vice President and General Counsel

*	Also serves as a director.

Michael R. Bristow, M.D., Ph.D. Dr. Bristow’s biography is included under “Directors Continuing in Office Until the 2014 Annual Meeting” above.

Patrick M. Wheeler. Mr. Wheeler has served as the Company’s Chief Financial Officer since May 21, 2010. Previously, he held the position of Acting Chief Financial Officer since December 7, 2009, and he held the position of Senior Vice President, Finance of the Company since the merger with Nuvelo. Mr. Wheeler joined

ARCA Colorado in July 2006 as Vice President, Finance and held the position of Senior Vice President, Finance from February 2008 until the completion of the merger. Prior to his time with ARCA Colorado, he served as Director of Finance for Dharmacon, Inc., a Fisher Scientific, Inc. life science company, from June 2003 to July 2006. Mr. Wheeler has a B.A. in economics from the University of Colorado and an M.B.A. from Regis University.

Christopher D. Ozeroff. Mr. Ozeroff has served as the Company’s Senior Vice President since December 2009. Additionally, Mr. Ozeroff has served as the Company’s General Counsel and Secretary since January, 2009. Previously, Mr. Ozeroff served as the Company’s Executive Vice President of Business Development, General Counsel and Secretary since the merger. Before the merger, Mr. Ozeroff was one of the founders of ARCA Colorado in September 2004, and had served as its Executive Vice President of Business Development, General Counsel and Secretary since that date. From August 1999, Mr. Ozeroff was previously a partner with the law firm of Hogan & Hartson L.L.P., where he practiced in such areas as finance, acquisitions, public offerings, and licensing. Mr. Ozeroff completed his undergraduate degree at Stanford University and his law degree at the University of Chicago Law School.

EXECUTIVE COMPENSATION

The following table shows for the fiscal years ended December 31, 2010 and December 31, 2011, compensation awarded to, paid to, or earned by the Company’s principal executive officers and its other named executive officers as of December 31, 2011, collectively, the Named Executive Officers:

SUMMARY COMPENSATION TABLE FOR FISCAL 2011 AND 2010

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Michael R. Bristow,	2011	272,950	54,756	10,912	338,618	(2)
President and Chief Executive Officer	2010	265,000	33,038	10,192	308,230

Patrick M. Wheeler,	2011	221,450	36,504	8,853	266,807	(3)
Chief Financial Officer	2010	215,000	13,215	7,965	236,180

Christopher D. Ozeroff,	2011	266,770	36,504	4,509	307,783	(4)
Senior Vice President and General Counsel	2010	259,000	13,215	4,468	276,683

(1)	The amounts reported under “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures. The value of stock option awards was estimated using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 11 to the Company’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011 and filed with the SEC on March 27, 2012.
(2)	In addition to Dr. Bristow’s total compensation for the fiscal year 2011, the Board has approved a $60,049 cash bonus, payable to him, if at all, upon the Company’s meeting a performance goal related to successfully completing a transaction providing financing for the Company’s planned atrial fibrillation clinical trial (the “AF Milestone”).
(3)	In addition to Mr. Wheeler’s total compensation for the fiscal year 2011, the Board has approved a $29,231 cash bonus, payable to him, if at all, upon the Company’s meeting a performance goal relating to successfully completing the AF Milestone.
(4)	In addition to Mr. Ozeroff’s total compensation for the fiscal year 2011, the Board has approved a $35,214 cash bonus, payable to him, if at all, upon the Company’s meeting a performance goal relating to successfully completing the AF Milestone.

Narrative Disclosure to Summary Compensation Table

Employment Agreements or Arrangements

Michael R. Bristow, M.D., Ph.D. Dr. Bristow serves as the Company’s President and Chief Executive Officer under an Employment and Retention Agreement that was amended and restated as of June 4, 2008 and further amended pursuant to a Waiver and Amendment Agreement executed as of March 30, 2012. Pursuant to such employment agreement, Dr. Bristow is permitted to continue his academic work for the University of Colorado Health Sciences Center and for the Cardiovascular Institute, so long as it does not interfere with his duties as President and Chief Executive Officer of ARCA.

The Company’s Board of Directors approved 2010 base salary for Dr. Bristow of $265,000 and a 2011 base salary of $272,950. Dr. Bristow’s salary is subject to annual increases if approved by the Company’s Board of Directors or Compensation Committee and he is eligible to receive an annual bonus as determined by the Board of Directors or Compensation Committee in its sole discretion. As part of a Company-wide cost-saving measure, Dr. Bristow is currently being paid at the rate of 90% of his base salary.

On March 26, 2012, the Compensation Committee approved a 2011 cash bonus for Dr. Bristow in the amount of $60,049 for partial achievement of the Company’s 2011 performance goals. Specifically, the Board determined that the Company had achieved certain of its 2011 performance goals during the fiscal year 2011 by maintaining Nasdaq listing requirements, meeting Company budget goals and by achieving certain product development goals, and had engaged in substantial efforts towards achieving the goal to advance the Company’s Gencaro atrial fibrillation regulatory approval process. However, due to the Company’s limited financial resources, the Board concluded that the Company would pay cash bonuses for partial achievement of the 2011 performance goals during the 2012 fiscal year upon the Company’s completing a transaction providing financing for the Company’s planned atrial fibrillation clinical trial (the “AF Milestone”). Upon achievement of the AF Milestone, Dr. Bristow’s deferred 2011 cash bonus will be paid.

If the Company terminates Dr. Bristow’s employment without “cause,” or if Dr. Bristow terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Dr. Bristow a severance payment equivalent to (i) 12 months of his base salary (if such termination occurs on the same day as or within thirteen months after a change of control of the Company), (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the Board of Directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition, ARCA may elect in its sole discretion, to pay additional severance equal to up to 12 months of base salary, which additional payment would extend the covenants and obligations under Dr. Bristow’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Dr. Bristow of a legal release in a form acceptable to the Company. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud, or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure, or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty, or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and the Company’s unilateral decision to significantly and detrimentally reduce Dr. Bristow’s job responsibilities.

Patrick M. Wheeler. Mr. Wheeler serves as the Company’s Chief Financial Officer under an Employment Agreement dated February 11, 2009, as amended pursuant to a Waiver and Amendment Agreement executed as of March 30, 2012. Under his employment agreement, Mr. Wheeler is entitled to receive an annual base salary of $215,000, subject to annual increases if approved by the Company’s Board of Directors or Compensation Committee and is eligible to receive an annual bonus as determined by the Board of Directors or Compensation Committee in its sole discretion. The Company’s Board of Directors approved 2010 base salary for Mr. Wheeler of $215,000 and a 2011 base salary of $221,450. As part of a Company-wide cost-saving measure, Mr. Wheeler is currently being paid at the rate of 90% of his base salary.

On March 26, 2012, the Compensation Committee approved a 2011 cash bonus for Mr. Wheeler in the amount of $29,231 for partial achievement of the Company’s 2011 performance goals. Specifically, the Board determined that the Company had achieved certain of its 2011 performance goals during the fiscal year 2011 by maintaining Nasdaq listing requirements, meeting Company budget goals and by achieving certain product development goals, and had engaged in substantial efforts towards achieving the goal to advance the Company’s Gencaro atrial fibrillation regulatory approval process. However, due to the Company’s limited financial resources, the Board concluded that the Company would pay cash bonuses for partial achievement of the 2011 performance goals during the 2012 fiscal year upon the achievement of the AF Milestone. Upon achievement of the AF Milestone, Mr. Wheeler’s deferred 2011 cash bonus will be paid.

If the Company terminates Mr. Wheeler’s employment without “cause,” or if Mr. Wheeler terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Mr. Wheeler severance benefits that include (i) a payment equal to, as applicable, (A) 12 months of his base salary, if such termination occurs on the same day as or within thirteen months after a change of control of the Company, or (B) four months of his base salary, if a change of control of the Company has not occurred as of or within thirteen months of such termination, (ii) a payment equal to a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to him for the fiscal year in which his employment terminated, to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement of out-of-pocket costs to continue group health insurance benefits (and dependent coverage, if applicable) under COBRA for a period equivalent to that set forth in clause (i) above, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition the Company may elect in its sole discretion to pay additional severance equal to up to 12 months of his base salary, which additional payment would extend certain of the covenants and obligations under Mr. Wheeler’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance benefits are conditioned on the execution by Mr. Wheeler of a legal release in a form acceptable to the Company. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, other than any such decrease resulting from a general reduction by the Company in the base salary of all Company executive officers; and the Company’s unilateral decision to significantly and detrimentally reduce Mr. Wheeler’s job responsibilities.

Christopher D. Ozeroff. Mr. Ozeroff serves as the Company’s Senior Vice President and General Counsel under an Employment and Retention Agreement that was amended and restated as of June 12, 2008 and further amended pursuant to a Waiver and Amendment Agreement executed as of March 30, 2012.

Under his employment agreement, Mr. Ozeroff is entitled to receive an annual base salary of $259,000, subject to annual increases if approved by the Company’s Board of Directors or Compensation Committee and is eligible to receive an annual bonus as determined by the Board of Directors or Compensation Committee in its sole discretion. The Board of Directors approved 2010 base salary for Mr. Ozeroff of $259,000 and a 2011 base salary of $266,770. As part of a Company-wide cost-saving measure, Mr. Ozeroff is currently being paid at the rate of 90% of his base salary.

On March 26, 2012, the Compensation Committee approved a 2011 cash bonus for Mr. Ozeroff in the amount of $35,214 for partial achievement of the Company’s 2011 performance goals. Specifically, the Board determined that the Company had achieved certain of its 2011 performance goals during the fiscal year 2011 by maintaining Nasdaq listing requirements, meeting Company budget goals and by achieving certain product development goals, and had engaged in substantial efforts towards achieving the goal to advance the Company’s Gencaro atrial fibrillation regulatory approval process. However, due to the Company’s limited financial resources, the Board concluded that the Company would pay cash bonuses for partial achievement of the 2011 performance goals during the 2012 fiscal year upon the achievement of the AF Milestone. Upon achievement of the AF Milestone, Mr. Ozeroff’s deferred 2011 cash bonus will be paid.

If the Company terminates Mr. Ozeroff’s employment without “cause,” or if Mr. Ozeroff terminates his employment with “good reason” (as these terms are defined in his employment agreement), the Company has agreed to pay Mr. Ozeroff a severance payment equivalent to (i) 12 months of his base salary (if such termination occurs on the same day as or within thirteen months after a change of control of the Company), (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the Board of Directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition, ARCA may elect in its sole discretion, to pay additional severance equal to up to 12 months of base salary, which additional payment would extend the covenants and obligations under Mr. Ozeroff’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Mr. Ozeroff of a legal release in a form acceptable to the Company. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud, or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; refusal, unwillingness, failure, or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty, or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with the Company. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and the Company’s unilateral decision to significantly and detrimentally reduce Mr. Ozeroff’s job responsibilities.

Non-Equity Incentive Plan Compensation

In February 2007, the Compensation Committee and the Board of Directors of ARCA established a bonus structure for its entire executive team. The philosophy employed was to create incentives for the executive officers to achieve key corporate goals. The Compensation Committee retained discretion to change the bonus structure and the bonus payment amounts as it considered appropriate.

For incentive bonuses tied to 2011 performance, the Compensation Committee and Board of Directors approved a similar bonus structure as they approved for 2010. For 2011 performance, the Compensation Committee of the Board of Directors set a potential bonus target of 50% of base salary for Dr. Bristow and 30% of base salary for Mr. Wheeler and Mr. Ozeroff. For incentive bonuses tied to ARCA’s 2011 performance, the Compensation Committee approved a set of weighted goals, which the Board of Directors of ARCA believed were attainable with a very high level of executive performance and would be challenging to achieve. These goals included:

•	finalizing the planning and regulatory process for an atrial fibrillation clinical trial;

•	obtaining funding for the atrial fibrillation clinical trial;

•	obtaining government or partner support for another clinical trial;

•	complying with securities laws and stock exchange listing requirements applicable to public companies;

•	developing additional product candidates;

The Compensation Committee and Board of Directors reviewed the 2011 corporate goals described above and determined that they had been partially achieved; however, due to the Company’s limited financial resources, it was concluded that the Company would pay cash bonuses related to 2011 performance, if at all, upon the achievement of the AF Milestone. Specifically, the Board determined that the Company had achieved certain of its 2011 performance goals during the fiscal year 2011 by completing much of the work necessary for the further clinical development of Gencaro, including the planning process and the regulatory process with the Food and Drug Administration related to a Phase 3 clinical trial for Gencaro in atrial fibrillation, maintaining Nasdaq listing requirements, and development of other assets. Upon achievement of the AF Milestone, deferred 2011 cash bonuses will be paid.

In early 2012, the Compensation Committee and Board of Directors approved a similar bonus structure as they approved for 2011 for incentive bonuses tied to 2012 performance. For 2012 performance, the Compensation Committee of the Board of Directors set a potential bonus target of 50% of base salary for Dr. Bristow and 30% of base salary for Mr. Wheeler and Mr. Ozeroff. For incentive bonuses tied to ARCA’s 2012 performance, the Compensation Committee approved a revised set of weighted goals consisting of 2011 goals that were not attained or were only partially attained during the fiscal year 2011. The Board of Directors believes the 2012 goals are attainable with a very high level of executive performance and will be challenging to achieve. These goals include:

•	obtaining funding for the atrial fibrillation clinical trial;

•	completing the planning and regulatory process for the atrial fibrillation clinical trial;

•	obtaining government or partner support for another clinical study;

•	complying with securities laws and stock exchange listing requirements applicable to public companies;

•	developing additional product candidates;

Equity Incentive Compensation

The option awards reported in the table above were granted to the Executives in 2011. Each of the option awards were priced at $2.24, the market closing price on the date of grant. These awards vest in monthly installments through May 20, 2014 and have an acceleration provision in the event of a Change of Control of the Company. Upon a Change in Control of the Company, the vesting of these option grants accelerates as follows:

a) Fifty percent (50%) of the unvested option shares become fully vested and exercisable upon the closing date of such Change in Control and any remaining unvested option shares continue to vest according to the original vesting schedule, and

b) Upon the one year anniversary of the closing of the Change of Control, or the Executive’s involuntary termination, whichever occurs first, the remaining unvested option shares shall become fully vested and exercisable.

Other Elements of Executive Compensation Program

The remaining elements of the Company’s executive compensation program, like its broader employee compensation programs, are intended to make the Company’s overall compensation program competitive with those of its peer companies, keeping in mind the constraints imposed by the Company’s reliance on capital markets as a primary source of cash. The remaining elements of the Company’s executive compensation program, (401(k) Plan, Medical, Dental, and Vision Plans, Life and Disability Insurance) are available to all Company employees.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011 for all of our equity compensation plans:

	No. of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a) (c)
Equity compensation plans approved by security holders	864,238	$3.20	506,908

Total	864,238	$3.20	506,908

A description of the equity incentive plans we maintain is set forth in Note 11 to the Company’s consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011 and filed with the SEC on March 27, 2012.

Compensation Risks

ARCA believes its approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm the value or reward poor judgment by its executives. Several features of the Company’s programs reflect sound risk management practices. ARCA believes it has allocated compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The mix of equity award instruments used under long-term incentive program that includes full value awards also mitigates risk. Finally, the multi-year vesting of equity awards and share ownership guidelines properly account for the time horizon of risk. Furthermore, the Company’s compensation committee assesses and monitors whether any of ARCA’s compensation policies and programs has the potential to encourage excessive risk-taking.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END.

The following table shows for the fiscal year ended December 31, 2011, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael R. Bristow, President and Chief Executive Officer	18,263	6,784	(1)	5.57	1/23/2019
	9,778	6,222	(6)	2.97	2/18/2020
	5,833	24,167	(7)	2.24	5/20/2021

Patrick Wheeler, Chief Financial Officer	5,011	—	(5)	0.90	8/3/2016
	1,669	—	(4)	1.80	5/3/2017
	22,699	1,513	(3)	1.86	2/12/2018
	12,500	7,500	(2)	2.90	6/25/2019
	4,261	1,583	(1)	5.57	1/23/2019
	3,911	2,489	(6)	2.97	2/18/2020
	3,888	16,112	(7)	2.24	5/20/2021

Christopher Ozeroff, Senior Vice President and General Counsel	3,911	2,489	(6)	2.97	2/18/2020
	3,888	16,112	(7)	2.24	5/20/2021

(1)	Options vest in monthly installments through January 23, 2013.
(2)	Options vest in monthly installments through June 25, 2013.
(3)	Options vest in quarterly installments through February 12, 2012.
(4)	Options vest in quarterly installments through May 3, 2011.
(5)	Options vest in quarterly installments through July 31, 2010.
(6)	Options vest in monthly installments through February 18, 2013.
(7)	Options vest in monthly installments through May 20, 2014.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2011 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL 2011 (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Jean-François Formela, M.D. (2)	35,000	—		35,000
Linda Grais, M.D. (3)	50,000	—		50,000
Mary K. Pendergast (4)	22,500	—		22,500
Burton E. Sobel, M.D. (5)	42,500	—		42,500
John L. Zabriskie, Ph.D. (6)	47,500	—		47,500
Richard B. Brewer (7) (8)	98,000	—		98,000
Ted Love, M.D. (9)	7,500	—		7,500

(1)	See Summary Compensation Table for disclosure related to Dr. Michael Bristow.
(2)	The aggregate number of options awards outstanding at December 31, 2011 for Dr. Formela was 11,000.
(3)	The aggregate number of options awards outstanding at December 31, 2011 for Dr. Grais was 11,000.
(4)	Ms. Pendergast left the Board of Directors when her term expired on May 20, 2011.
(5)	The aggregate number of options awards outstanding at December 31, 2011 for Dr. Sobel was 13,875.
(6)	The aggregate number of options awards outstanding at December 31, 2011 for Dr. Zabriskie was 30,715.
(7)	Mr. Brewer received $45,000 in compensation for his duties as Chairman and $53,000 for additional services in assisting the Company in soliciting and evaluating potential licensing and strategic collaborators.
(8)	The aggregate number of options awards outstanding at December 31, 2011 for Mr. Brewer was 194,191.
(9)	Mr. Love resigned from the Board of Directors on March 22, 2011.

In 2011, nonemployee directors were compensated for their service on the Company’s Board, as follows:

•	Each non-employee director is entitled to an annual retainer fee of $30,000;

•

As additional compensation for their services, each non-employee director, upon joining the Board, is entitled to an initial grant of options to purchase 7,500 shares of the Company’s common stock under the ARCA biopharma, Inc. 2004 Equity Incentive Plan (the “Option Plan”) and an annual grant of an additional 3,500 shares of the Company’s common stock under the Option Plan;

•	The Audit Committee chair is entitled to receive an additional $15,000 for service as the Audit Committee chair;

•

If a non-employee director serves as the chair of any other Committee, that director is entitled to receive an additional $10,000 per chair and the Chairman of the Board is entitled to receive an additional $15,000;

•	Each of the members of the Audit Committee, other than the chair, is entitled to receive an additional $5,000 for his or her service on the Audit Committee;

•	For membership on any other Committee, except for the chair of such Committee, a non-employee director is entitled to receive an additional $5,000; and

•	The director designated as the Lead Independent Director is entitled to an annual fee of $10,000.

On December 7, 2009, the Company’s Board of Directors approved the engagement of Richard Brewer, the chairman of the board of directors and the former Chief Executive Officer of the Company, to assist the Company in completing a strategic transaction in order to further the clinical development of Gencaro, the Company’s lead product candidate. Pursuant to this arrangement, the Company compensated Mr. Brewer at a rate of $6,625 per month. The Company compensated Mr. Brewer at a rate of $6,625 per month, for the first eight months in 2011, after which the board of directors terminated this engagement.

On February 10, 2012, Mr. Brewer, Dr. Formela, Dr. Sobel, Dr. Zabriskie and Dr. Grais each were granted options to purchase 7,000 shares of the Company’s common stock under the Option Plan, 3,500 of which were compensation for service on the Board in 2011 and 3,500 of which were compensation for service rendered and to be rendered on the Board in 2012. The purchase price for these options was $1.00, which was equal to the closing price of the Company’s common stock on the date of the grant on the Nasdaq Global Market (“Nasdaq”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with the Company’s President and Chief Executive Officer

The Company has entered into certain transactions with the University of Colorado Foundation (“CU Foundation”), in the form of unrestricted gifts, intended to support the laboratory of Dr. Bristow, its President and Chief Executive Officer (the Lab), for the advancement of research in cardiovascular disease. Effective July 1, 2011, the Company entered into an unrestricted research grant to the CU Foundation for $160,000 for a one-year term for the advancement of research in chronic heart failure. For the period from July 1, 2010 through June 30, 2011, the Company provided funding to the Lab under another unrestricted research grant for $226,000. In the first half of 2011 the Company provided research funding for the lab of approximately $92,000, in accordance with a similar unrestricted research grant arrangement. Funding of the unrestricted research grants is contingent upon the Company’s financial condition, and can be deferred or terminated, in the Company’s sole discretion, at any time. Total expense under these arrangements for the years ended December 31, 2011 and 2010 was $155,000 and $255,000, respectively, and $1.4 million from Inception through December 31, 2011.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ARCA biopharma, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or ARCA biopharma, Inc. Direct your written request to Secretary, ARCA biopharma, Inc., 8001 Arista Place, Suite 430, Broomfield, CO 80021 or contact Investor Relations at 720-940-2100. The Company undertakes to promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Ozeroff

Secretary, Senior Vice President and General Counsel

April 5, 2012

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Corporate Secretary, ARCA biopharma, Inc., 8001 Arista Place, Suite 430, Broomfield, CO 80021.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on May 25, 2012.
Vote by Internet
• Go to www.investorvote.com/ABIO
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Two Directors for a three-year term ending at the Annual Meeting of Stockholders in 2015 or until the election and qualification of their respective successors.	+
NOMINEES:

	For	Withhold		For	Withhold

01 - Jean-François Formela, M.D.	☐	☐	02 - Burton E. Sobel, M.D.	☐	☐

		For	Against	Abstain
2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as the name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of stockholders.

The ARCA biopharma, Inc. Annual Report

and ARCA biopharma, Inc. Notice of Annual Meeting are available at:

www.edocumentview.com/ABIO

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — ARCA BIOPHARMA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ARCA BIOPHARMA, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2012

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of ARCA biopharma, Inc. (the “Company”), dated April 5, 2012, in connection with the Company’s Annual Meeting of Stockholders to be held at the Renaissance Boulder Flatiron Hotel, 500 Flatiron Boulevard, Broomfield, CO 80021, at 9:00 a.m., Mountain Time, on Friday, May 25, 2012, and does hereby appoint Michael R. Bristow, M.D., Ph.D., Patrick M. Wheeler and Christopher D. Ozeroff, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE, IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1 AND 2. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please be sure to sign and date this Proxy.